Exhibit 1.1

Execution Version

US$1,250,000,000 5.100% Senior Notes due 2034

US$750,000,000 5.700% Senior Notes due 2054

of

Woodside Finance Limited

Fully and Unconditionally Guaranteed by

Woodside Energy Group Ltd

UNDERWRITING AGREEMENT

September 5, 2024

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

United States of America

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

United States of America

Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

United States of America

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

United States of America

As representatives of the several Underwriters

Ladies and Gentlemen:

Woodside Finance Limited, a company incorporated under the laws of the Commonwealth of Australia (the “Company”), proposes to issue and sell US$1,250,000,000 aggregate principal amount of its 5.100% Senior Notes due 2034 and US$750,000,000 aggregate principal amount of its 5.700% Senior Notes due 2054 (together, the “Securities”). The Securities will be issued pursuant to the Indenture, to be dated on or around September 12, 2024 (such indenture, as may be supplemented from time to time, the “Indenture”), among the Company, Woodside Energy Group Ltd, a company incorporated under the laws of the Commonwealth of Australia (the “Guarantor”), and The Bank of New York Mellon, N.A., as trustee (the “Trustee”), the form of which Indenture has been filed as an exhibit to the Registration Statement (as defined below). Pursuant to the Indenture, the Guarantor will guarantee the payment of all amounts owing by the Company with respect to the Securities and a guarantee executed by the Guarantor (the “Guarantee”) will be endorsed on each Security. The Securities will be denominated in U.S. dollars.

Each of the Company and the Guarantor hereby confirms its agreement with the underwriters named in Schedule I hereto (the “Underwriters”) for whom Barclays Capital Inc. (“Barclays”), J.P. Morgan Securities LLC (“J.P. Morgan”), Mizuho Securities USA LLC (“Mizuho”) and UBS Securities LLC (“UBS” and together with Barclays, J.P. Morgan and Mizuho, the “Lead Managers”) are acting as representatives concerning the purchase of the Securities from the Company (with the benefit of the Guarantees from the Guarantor) by the several Underwriters.

The following terms have the meanings set forth below:

(a)	“Corporations Act” means the Corporations Act 2001 (Cth) of Australia.

(b)	“Commission” means the U.S. Securities and Exchange Commission.

(c)	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(d)

“Effective Time” means any date as of which any part of the Registration Statement relating to the Securities became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations.

(e)

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Exhibit A to this Agreement.

(f)

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

(g)	“Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

(h)	“Preliminary Prospectus” means the preliminary prospectus supplement dated August 30, 2024 and the base prospectus dated February 29, 2024.

(i)

“Prospectus” means the prospectus relating to the Securities that is included in the Registration Statement in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities, including any document incorporated by reference therein and any prospectus or prospectus supplement deemed to be a part thereof that has not been superseded or modified. For purposes of this definition, information contained in a form of prospectus (including a prospectus supplement) that is deemed retroactively to be a part of the Registration Statement pursuant to Rules 430A, 430B or 430C (“Rule 430 Information”) shall be considered to be included in the Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b).

(j)

“Registration Statement” means the registration statement on Form F-3 (File Nos. 333-277499 and 333-277499-01), as amended by Post-Effective Amendment No. 1 on August 30, 2024, including a form of prospectus, relating to the Securities and the Guarantees. The various parts of the Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and (i) the Rule 430 Information, if any, contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 6(a) of this Agreement and (ii) the documents incorporated by reference in the prospectus contained in such registration statement at the time such part of such registration statement became effective, each as amended at the time such part of such registration statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”.

(k)

“Rule 462(b) Registration Statement” means any abbreviated registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act. Any reference herein to the term “Registration Statement” shall include such Rule 462 Registration Statement.

(l)	“Rules and Regulations” means the rules and regulations promulgated under the Securities Act.

(m)	“Securities Act” means the U.S. Securities Act of 1933, as amended.

(n)	“Subsidiary” means any entity whose financial statements would be consolidated in the consolidated financial statements of the Guarantor.

(o)	“Time of Sale” means the time when sales of the Securities are first made.

(p)	“Time of Sale Information” means the Preliminary Prospectus, as amended or supplemented prior to the Time of Sale and each General Use Free Writing Prospectus issued at or prior to the Time of Sale.

(q)	“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended.

Any reference herein to any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Securities Act, as of the date of such preliminary prospectus or Prospectus, as the case may be. Any reference to any amendment or supplement to any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such preliminary prospectus or Prospectus, as the case may be, under the Exchange Act and incorporated by reference in such preliminary prospectus or Prospectus, as the case may be. Any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Guarantor filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement. Any reference to the Prospectus as amended or supplemented shall be deemed to refer to the Prospectus as amended or supplemented in relation to the Securities in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 6(a) of this Agreement, including any documents incorporated by reference therein as of the date of such filing.

1. Representations, Warranties and Agreements of each of the Company and the Guarantor. Each of the Company and the Guarantor, severally and jointly, represents and warrants to, and agrees with, the several Underwriters on and as of the date hereof and the Closing Date (as defined in Section 3(a) of this Agreement) that:

(a) The Registration Statement has been prepared by the Company and the Guarantor in conformity with the requirements of the Securities Act and the Rules and Regulations and has been filed by the Company and the Guarantor with the Commission. The Registration Statement and any amendments thereto, each in the form heretofore delivered to the Underwriters, including all documents incorporated by reference therein, has become effective under the Securities Act.

(b) The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company or the Guarantor. No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for that purpose or pursuant to Section 8A of the Securities Act against the Company or the Guarantor or related to the offering are pending before or threatened by the Commission.

(c) At the Effective Time, the Registration Statement did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the Effective Time, the Registration Statement and the Prospectus did comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable Rules and Regulations. At the Effective Time and on the Closing Date, the Indenture did or will conform in all material respects with the applicable requirements of the Trust Indenture Act and the rules and regulations of the Commission thereunder. At the Effective Time, the Prospectus did not or will not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 1(c) do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described in Section 15 of this Agreement or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act, of the Trustee.

(d) The documents incorporated by reference in the Registration Statement, Time of Sale Information or Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Any further documents so filed and incorporated by reference in the Registration Statement, Time of Sale Information or Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(e) As of the Time of Sale, neither (i) any Time of Sale Information, nor (ii) any Limited Use Free Writing Prospectus, when considered together with the Time of Sale Information, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the Closing Date, neither (i) the Time of Sale Information and the Prospectus (collectively, the “General Disclosure Package”) nor (ii) any individual Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, will include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding two sentences do not apply to statements in or omissions from any prospectus included in the Registration Statement or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Lead Managers specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described in Section 15 of this Agreement.

(f) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Lead Managers as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) the Company has promptly notified or will promptly notify the Lead Managers and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Lead Managers specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described in Section 15 of this Agreement.

(g) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and at the date of this Agreement, neither the Company nor the Guarantor was an “ineligible issuer,” as defined in Rule 405. The Guarantor is a “well-known seasoned issuer” as defined under the Securities Act in connection with the offering of the Guarantees. The Company and the Guarantor have paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fees within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(h) Each of the Company and the Guarantor (i) has been duly incorporated and is an existing corporation under the laws of the Commonwealth of Australia, (ii) has the power and authority (corporate and other) to own its properties and to conduct its business as described in the Registration Statement, Time of Sale Information and the Prospectus and (iii) is duly qualified to do business as a foreign corporation in good standing (where applicable) in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except, in the case of each of clause (ii) and (iii), where the failure to have such power and authority or be so qualified, as the case may be, would not have, individually or in the aggregate, a material adverse effect on the condition, financial or other, or on the business, properties or results of operations of the Company, the Guarantor and the Subsidiaries, taken as a whole (a “Material Adverse Effect”).

(i) (i) Each of the Guarantor’s Subsidiaries, other than the Company, that are significant subsidiaries as defined in Rule 1-02(w) of Regulation S-X under the Securities Act (each, a “Significant Subsidiary”) has been duly incorporated and is an existing corporation under the laws of its respective jurisdiction of incorporation or organization, (ii) each of the Subsidiaries has the requisite power and authority (corporate and other) to carry on its business and to own its properties as described in the Registration Statement, Time of Sale Information and the Prospectus and (iii) each of the Subsidiaries is duly qualified to do business as a foreign corporation in good standing (where applicable) in each jurisdiction where the operation, ownership or leasing of property or the conduct of its business requires such qualification, except, in the case of each of clause (ii) and (iii) where the failure to have such power and authority or to be so qualified would not have a Material Adverse Effect. All of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each Significant Subsidiary that is owned by the Guarantor is owned, directly or through subsidiaries, free from liens, encumbrances and defects.

(j) No authorization, approval, consent or order of, or filing with, any court or governmental body or agency or any third party is necessary in connection with the transactions contemplated by this Agreement, the Indenture, the Securities or the Guarantees, except such as may be required by the Financial Industry Regulatory Authority (“FINRA”) or have been obtained and made under the Securities Act, the Trust Indenture Act or state securities or blue sky laws or regulations.

(k) The Guarantor maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that has been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with Australian Accounting Standards (“AAS”) and other authoritative pronouncements of the Australian Accounting Standards Board (“AASB”) and in compliance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”), including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with AAS and IFRS and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. As of December 31, 2023, the Guarantor’s management has concluded that the internal control over financial reporting was effective and the Guarantor is not aware of any material weaknesses in its internal control over financial reporting.

(l) The Guarantor maintains a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) that is designed to ensure that information required to be disclosed by the Guarantor in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Guarantor’s management as appropriate to allow timely decisions regarding required disclosure. The Guarantor has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 under the Exchange Act.

(m) Except as otherwise described in the Registration Statement, Time of Sale Information and the Prospectus there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, pending against the Company, the Guarantor or any of the Subsidiaries, or any of their respective properties, which, if adversely determined, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company or the Guarantor to perform their respective obligations under the Indenture or this Agreement, or which are otherwise material in the context of the sale of the Securities; and, except as otherwise described in the Registration Statement, Time of Sale Information and the Prospectus, no such actions, suits or proceedings are, to the Company or the Guarantor’s knowledge, threatened by others.

(n) This Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantor.

(o) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized by each of the Company and the Guarantor and, on the Closing Date, will be duly executed and delivered by each of the Company and the Guarantor and will conform in all material respects to the description thereof in the Time of Sale Information and the Prospectus and, when duly executed and delivered by each of the parties thereto, will constitute a valid and binding agreement of each of the Company and the Guarantor, enforceable in accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and general equity principles.

(p) The Securities have been duly authorized by the Company and, on the Closing Date, will have been duly executed by the Company and will conform in all material respects to the description thereof in the Time of Sale Information and the Prospectus. When the Securities are delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, the Securities will have been duly issued and authenticated in accordance with the provisions of the Indenture and will be entitled to the benefits of the Indenture, and will be valid and binding obligations of the Company, enforceable in accordance with their terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and general equity principles.

(q) The Guarantees have been duly authorized by the Guarantor and will conform in all material respects to the description thereof in the Time of Sale Information and the Prospectus and, when endorsed on the Securities in accordance with the provisions of the Indenture, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Guarantor, enforceable in accordance with their terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and general equity principles.

(r) The execution and delivery by each of the Company and the Guarantor of, and the performance by each of the Company and the Guarantor of its obligations under, this Agreement, the Indenture and, in the case of the Company, the Securities, and, in the case of the Guarantor, the Guarantees, will not contravene any provision of applicable law (except such contravention of law which individually or in the aggregate would not have a Material Adverse Effect) or the Constitution of the Company or the Guarantor or any agreement or other instrument binding upon the Company or the Guarantor or any of the Subsidiaries (except with respect to such agreements and instruments such contravention which individually or in the aggregate would not have a Material Adverse Effect) or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Guarantor or any Subsidiary (except, with respect to such judgments, orders or decrees, such contravention which individually or in the aggregate would not have a Material Adverse Effect).

(s) (A) With respect to (i) the audited consolidated financial statements of the Guarantor as of December 31, 2023 and December 31, 2022 and for each of the two years in the period ended December 31, 2023 and the related notes and supporting schedules thereto and (ii) the unaudited consolidated financial statements of the Guarantor as of June 30, 2024 and for each of the six-month periods ended June 30, 2024 and June 30, 2023 and the related notes and supporting schedules thereto, in each case, contained or incorporated by reference in the Time of Sale Information, the Prospectus and the Registration Statement, PricewaterhouseCooopers (“PwC”) was an independent registered public accounting firm at the time they issued each of their audit reports on such audited consolidated financial statements and as at the date of issuance of such unaudited consolidated financial statements, as required by the Securities Act, the Rules and Regulations and the Public Company Accounting Oversight Board (United States).

(B) Ernst & Young, who have certified the audited consolidated financial statements of the Guarantor (f/k/a Woodside Petroleum Ltd) as of, and for the year ended December 31, 2021 and the related notes and supporting schedules thereto, in each case contained or incorporated by reference in the Time of Sale Information, the Prospectus and the Registration Statement, was an independent registered public accounting firm at the time they Issued their audit report on such audited consolidated financial statements as required by the Securities Act, the Rules and Regulations and the Public Company Accounting Oversight Board (United States).

(t) The historical financial statements (including the related notes and supporting schedules thereto) contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements under the Securities Act and the Exchange Act, as applicable. Each of the financial statements described in Section 1(s) of this Agreement has been prepared in accordance with AAS and other authoritative pronouncements of the AASB and complies with IFRS as issued by the IASB, in each case in existence at that time and consistently applied throughout the periods covered thereby, and fairly presents the financial position of the entities purported to be covered thereby at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated. The other financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus are derived from the accounting records of the Guarantor and fairly presents the information purported to be shown thereby.

(u) Except as otherwise described in the Registration Statement, Time of Sale Information and the Prospectus, since the date of the latest financial statements included in the Time of Sale Information and the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company, the Guarantor and the Subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Registration Statement, Time of Sale Information and the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Guarantor on any class of its capital stock.

(v) None of the Company, the Guarantor or any of the Subsidiaries (i) is in violation of any applicable laws, rules, regulations, requirements, decisions or orders relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (“Environmental Laws”); (ii) owns or operates any real property contaminated with any substance that is subject to any Environmental Laws; (iii) has failed to receive or is non-compliant with any permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its respective business; or (iv) has received notice of any actual or potential liability under any Environmental Law; except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect.

(w) Neither the Company nor the Guarantor is an “affiliate” of any member of FINRA. As used herein, the term “affiliate” shall have the meaning assigned to such term in FINRA Rule 5121.

(x) Neither the Company nor the Guarantor is, nor after giving effect to the offering of the Securities and the application of the proceeds therefrom as described under “Use of Proceeds” in each of the Preliminary Prospectus and the Prospectus, will be, required to register as an “investment company” as such term is defined in the U.S. Investment Company Act of 1940, as amended.

(y) It is not necessary under the laws or regulations of Australia or any court, authority or agency therein, in order to enable a holder of Securities or an owner of any interest therein to enforce its rights under the Securities, the Guarantee, the Indenture or any other transaction document, that such holder or owner should, as a result solely of its holding of the Securities, be licensed, qualified or otherwise entitled to carry on business in Australia, and it is not necessary, to ensure the legality, validity, enforceability or admissibility in evidence of the Securities, the Guarantees, the Indenture or any other transaction document in Australia or any court, authority or agency therein, that any of such Securities, Guarantees, Indenture or other documents be filed or recorded or enrolled with any court, authority or agency in, or that any stamp, registration or similar taxes or duties be paid to any court, authority or agency of Australia.

(z) None of the Company, the Guarantor or any of the Subsidiaries nor, to the knowledge of the Company or the Guarantor, any director, officer, employee, agent, affiliate or other person acting on behalf of the Company, the Guarantor or any of the Subsidiaries, has: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended (“FCPA”), or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom (the “U.K. Bribery Act”), or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Guarantor and its Subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the FCPA, U.K. Bribery Act or any other applicable bribery or anti-corruption law, or the rules or regulations thereunder.

(aa) The operations of the Guarantor and its Subsidiaries are and, since January 1, 2019 have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all applicable anti-money laundering laws, rules and regulations in the jurisdictions in which any such entity conducts its operations (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Guarantor or any of the Subsidiaries with respect to the Money Laundering Laws is pending, or to the best knowledge of the Company or the Guarantor, as the case may be, threatened.

(bb) (i) None of the Guarantor or any of its Subsidiaries nor to the knowledge of the Company or the Guarantor, any director, officer, employee, agent, affiliate or any other person acting on behalf of the Company, the Guarantor or any of the Subsidiaries is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, or at the direction of, one or more individuals or entities (“Persons”) currently the subject or the target of any sanctions administered or enforced by the United States Government (including, without limitation, the U.S. Department of Treasury’s Office of Foreign Assets Control, the U.S. Department of Commerce, the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, any EU member state, the United Kingdom, the Australian Department of Foreign Affairs and Trade (including, without limitation, the Australian Sanctions Office), or other relevant sanctions authority (collectively, “Sanctions”); (ii) neither the Guarantor nor any of its Subsidiaries is located, organized, operating or resident in a country or territory that is, or whose government is, the subject or target of Sanctions that broadly prohibit dealings with that country or territory (including, at the time of this Agreement and without limitation, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, and the non-government controlled areas of Zaporizhzhia and Kherson) (each, a “Sanctioned Country”); and (iii) neither the Company nor the Guarantor will, directly or indirectly, use the proceeds of the offering of the Securities, or lend, contribute or otherwise make available such proceeds to any of its Subsidiaries, joint venture partners or any other Person (A) to fund or facilitate any activities of or business with any Person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (B) to fund or facilitate any activities of or business in any Sanctioned Country or (C) in any other manner that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any Person (including any party to this Agreement, their officers, directors or affiliates, and any other Person participating in the offering of the Securities, including any investors in the Securities).

(cc) For the past five years, neither the Guarantor nor any of its Subsidiaries are currently knowingly engaged, or have knowingly engaged, in any dealings or transactions with any Person, or with or in any country or territory, that at the time of the dealing or transaction is or was the subject or target of Sanctions.

(dd) (A) The Company, the Guarantor and the Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, data and databases (collectively, “IT Systems and Data”) are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Guarantor as currently conducted, except where such inadequacy in, or failure to operate or perform, would not, individually or in the aggregate, have a Material Adverse Effect; (B) there has been no security breach or incident, unauthorized access, violation, outage or other compromise relating to the Guarantor’s and the Subsidiaries’ IT Systems and Data, except for those that would not, individually or in the aggregate, have a Material Adverse Effect; and (C) the Guarantor and the Subsidiaries have implemented commercially reasonable controls, policies, procedures, and technological safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data used in connection with their respective businesses, except to the extent any such failure to implement would not, individually or in the aggregate, have a Material Adverse Effect. The Guarantor and the Subsidiaries are in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except where such non-compliance would not, individually or in the aggregate, have a Material Adverse Effect.

(ee) The Company, the Guarantor and the Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them, except for liens, encumbrances and defects which individually or in the aggregate would not have a Material Adverse Effect; and each of the Company, the Guarantor and the Subsidiaries holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them, except for exceptions which individually or in the aggregate would not have a Material Adverse Effect.

(ff) The Company, the Guarantor and the Subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, individually or in the aggregate, have a Material Adverse Effect, and the Company, the Guarantor and the Subsidiaries have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company, the Guarantor or any of the Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(gg) The estimates of proved oil and gas reserves disclosed in the Time of Sale Information and the Prospectus were prepared in accordance with the reserve definitions of Rule 4-10(a) of Regulation S-X of the Exchange Act and reported in compliance in all material respects with the applicable requirements of Regulation S-X and Subpart 1200 of Regulation S-K under the Exchange Act.

(hh) There are no contracts, agreements or understandings between the Company or the Guarantor and any person that would give rise to a valid claim against the Company or the Guarantor or any Underwriter for a brokerage commission, finder’s fee or other like payment relating to the Securities.

2.	Purchase of the Securities.

(a) On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the Company agrees to issue and sell to each of the Underwriters, severally and not jointly, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company, the total principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto at the purchase price at the purchase price of 99.294% (in the case of the 5.100% Senior Notes due 2034) and the purchase price of 98.769% (in the case of 5.700% Senior Notes due 2054) and on the other terms set forth in Schedule II hereto.

(b) The Company shall not be obligated to deliver any of the Securities to be delivered hereunder except upon payment for all of the Securities to be purchased as provided herein. The Company acknowledges and agrees that the Underwriters may sell Securities to any affiliate of an Underwriter and that any such affiliate may sell Securities purchased by it to an Underwriter.

(c) The Company and the Guarantor acknowledge and agree that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities and Guarantees contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Lead Managers nor any other Underwriter is advising the Company, the Guarantor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the transactions contemplated hereby. The Company and the Guarantor shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company or the Guarantor, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company and the Guarantor. The Company and the Guarantor have been advised that the Lead Managers and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Guarantor and that the Lead Managers have no obligation to disclose such interests and transactions to Company and the Guarantor by virtue of any fiduciary, advisory or agency relationship. Each of the Company and the Guarantor waives, to the fullest extent permitted by law, any claims it may have against the Lead Managers for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Lead Managers shall have no liability (whether direct or indirect) to the Company or the Guarantor in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Guarantor, including stockholders, employees or creditors of the Guarantor.

3.	Delivery of and Payment for the Securities.

(a) Delivery of and payment for the Securities shall be made at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, NY 10004, or at such other place as shall be agreed upon by the Lead Managers, on behalf of the Underwriters, and the Company, at 9:00 a.m., New York time, on September 12, 2024 at such other time or date, not later than seven full business days thereafter, as shall be agreed upon by the Lead Managers and the Company (such date and time of payment and delivery being referred to herein as the “Closing Date”).

(b) On the Closing Date, payment of the purchase price for the Securities shall be made to the Company by wire transfer of immediately available funds, or by such other means as the parties hereto shall agree prior to the Closing Date, against delivery to the Underwriters of the certificates evidencing the Securities. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Underwriters hereunder. Upon delivery, the Securities shall be in global form, registered in such names and in such denominations as the Lead Managers on behalf of the Underwriters shall have requested in writing not less than two full business days prior to the Closing Date. The Company agrees to make one or more global certificates evidencing the Securities available for inspection by the Lead Managers on behalf of the Underwriters in New York, New York at least 24 hours prior to the Closing Date.

4.	Representations, Warranties and Agreements of each of the Underwriters.

(a) Each Underwriter represents and agrees severally and not jointly, that (i) it has not made or invited (directly or indirectly), and will not make or invite, an offer of the Securities or the Guarantees for issue or sale in Australia (including an offer or invitation which is received by a person in Australia), and (ii) it has not distributed or published, and will not distribute or publish, the Prospectus or any other offering material or advertisement relating to the Securities or the Guarantees in Australia, unless (i) the aggregate consideration payable by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the offeror or its associates (as defined in the Corporations Act)) or the offer or invitation otherwise does not require disclosure to investors in accordance with Parts 6D.2 or 7.9 of the Corporations Act, (ii) the offer or invitation is not made to a person who is a “retail client” within the meaning of section 761G of the Corporations Act, (iii) such action complies with all applicable laws, regulations and directives, and (iv) such action does not require any document to be lodged with the Australian Securities and Investments Commission or the Australian Securities Exchange Limited.

(b) Each Underwriter represents and agrees severally and not jointly that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Securities to any retail investor in the European Economic Area. For the purposes of this provision:

(A)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)	a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Regulation (EU) 2017/1129, as amended; and

(B)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities.

(c) Each Underwriter represents and agrees severally and not jointly that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 of the United Kingdom (the “FSMA”)) received by it in connection with the issue or sale of the Securities in circumstances in which section 21(1) of the FSMA does not apply to the Company or the Guarantor; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

(d) Each Underwriter represents and agrees, severally and not jointly, that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Securities to any retail investor in the United Kingdom. For the purposes of this provision:

(A)	the expression “retail investor” means a person who is one (or more) of the following:

(i)

a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or

(ii)

a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or

(iii)	not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; and

(B)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities.

(e) Each of the Lead Managers agrees, severally and not jointly, that it will offer the Securities (i) to at least 10 persons, each of whom is carrying on a business of providing finance or investing or dealing in securities in the course of operating in financial markets, and is not known, or suspected, to be an associate (as defined in section 128F(9) of the Income Tax Assessment Act 1936 of Australia (the “Australian Tax Act”)) of any other persons to whom the offer is made by the relevant Lead Manager under this sub-paragraph (e)(i); or (ii) in such other manner as which satisfies section 128F(3) of the Australian Tax Act. Such offers will be made within 30 days of the relevant Lead Manager being unconditionally obliged to offer the Securities for sale.

(f) Each Underwriter represents and warrants, severally and not jointly, that it is and will be acting as an Underwriter in the course of carrying on a business of providing finance, or investing or dealing in securities in the course of operating in financial markets.

(g) Each Underwriter represents and agrees, severally and not jointly, that, in connection with the primary distribution of the Securities, it will not (directly or indirectly) sell Securities to any person if, at the time of such sale, the employees of the Underwriter who are involved in making the offer, effecting the sale or otherwise directly involved in the sale knew or had reasonable grounds to suspect that, as a result of such sale, any Securities (or an interest in any Securities) was being, or would be, acquired (directly or indirectly) by an Offshore Associate (as defined below). For the avoidance of doubt, if the relevant employees of an Underwriter do not know, or do not have reasonable grounds to suspect, that a person is an associate of the Company or the Guarantor, nothing in this paragraph (g) obliges that Underwriter to make positive inquiries of that person to confirm that person is not an Offshore Associate.

In this paragraph, “Offshore Associate” means an associate (as defined in section 128F(9) of the Australian Tax Act) of the Company or the Guarantor that is either (i) a non-resident of Australia that does not acquire, or would not acquire, the Securities in carrying on a business at or through a permanent establishment in Australia, or (ii) a resident of Australia that acquires, or would acquire, the Securities at or through a permanent establishment outside Australia, which, in either case, is not acquiring or would not acquire the Securities in the capacity of a dealer, manager or underwriter in relation to the placement of those Securities or in the capacity of a clearing house, custodian, funds manager or responsible entity of an Australian registered scheme.

(h) Each Underwriter will provide to the Company, within 14 days of receipt of a request from the Company, such information as is reasonably required for the purposes of assisting the Company to demonstrate (to the extent necessary) that the public offer test under section 128F of the Australian Tax Act has been satisfied, but no Underwriter is obliged to disclose any information which would be contrary to or prohibited by any relevant law, regulation or directive or any confidentiality agreement binding upon an Underwriter.

(i) Each Underwriter represents and agrees, severally and not jointly, that, unless it obtains the prior consent of the Company and the Lead Managers, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission other than one or more pricing term sheets relating to the Securities that contain customary information not inconsistent in any material respect with the information set forth in Schedule II hereto.

5. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the following conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the Securities Act and the Rules and Regulations and in accordance with Section 6(a) of this Agreement. If the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by the date of this Agreement. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission. The Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 6(a) of this Agreement. All requests for additional information on the part of the Commission shall have been complied with to the Lead Managers’ reasonable satisfaction.

(b) On or prior to the Closing Date,

(i)

there shall not have occurred any downgrading in the rating of any debt securities of the Company or the Guarantor by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company or the Guarantor (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); and

(ii)

there shall not have occurred any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company, the Guarantor and the Subsidiaries, taken as a whole, from that set forth in the Time of Sale Information and the Prospectus, that, in the judgment of the Lead Managers, is material and adverse and makes it impracticable or inadvisable to proceed with the public offering or the sale or the delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(c) The Underwriters shall have received on the Closing Date:

(i)	a certificate, dated the Closing Date and signed by a director of the Company, and

(ii)	a certificate, dated the Closing Date and signed by the Executive Vice President and Chief Financial Officer of the Guarantor,

in each case to the effect set forth in clause (b)(i) and (ii) above with respect to the Company’s or the Guarantor’s securities, as applicable, and to the effect that the representations and warranties of the Company or the Guarantor, as applicable, contained in this Agreement are true and correct as of the Closing Date and that the Company or the Guarantor, as applicable, has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Closing Date.

The Director and the Executive Vice President and Chief Financial Officer signing and delivering such certificates may rely upon the best of their knowledge after reasonable inquiry.

(d) The Underwriters shall have received on the Closing Date an opinion of Herbert Smith Freehills, Australian counsel for the Company and the Guarantor, dated the Closing Date, in the form of Exhibit B hereto.

(e) The Underwriters shall have received on the Closing Date an opinion and 10b-5 statement of Sullivan & Cromwell, special United States counsel for the Company and the Guarantor, dated the Closing Date, in the form of Exhibit C hereto.

(f) The Underwriters shall have received on the Closing Date an opinion of Nathan Colangelo, Managing Counsel of the Guarantor, dated the Closing Date, in substantially the form of Exhibit D hereto.

(g) The Underwriters shall have received on the Closing Date an opinion and 10b-5 statement of Sidley Austin, United States counsel for the Underwriters, dated the Closing Date, with respect to the transactions contemplated hereby in form and substance reasonably satisfactory to the Lead Managers.

(h) On the date hereof, each of PwC and Ernst & Young shall have furnished to the Underwriters a letter, dated the date hereof, in form and substance satisfactory to the Lead Managers, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information described in subparagraphs (A) and (B), respectively, of Section 1(s) of this Agreement, in each case, which financial statements and financial information are contained or incorporated by reference in the Time of Sale Information, the Prospectus and the Registration Statement.

(i) On the Closing Date, PwC shall have furnished to the Underwriters a letter, dated the Closing Date, to the effect that they reaffirm the statements made in the letter furnished by PwC pursuant to paragraph (h) of this Section 5, except that the “cut-off” date referred to shall be a date not more than three business days prior to the Closing Date.

(j) The Indenture shall have been duly executed and delivered by each of the Company, the Guarantor and the Trustee, the Securities shall have been duly executed and delivered by the Company, the Guarantees shall have been duly executed and delivered by the Guarantor and the Securities shall have been duly authenticated by the Trustee.

(k) The issue and sale of the Securities shall not violate the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or the Guarantor.

(l) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the NYSE American, the Australian Securities Exchange or the over-the-counter market shall have been suspended or materially limited, or minimum prices shall have been established on any such exchange or market by the Commission, by any such exchange or by any other regulatory body or governmental authority having jurisdiction, or trading in any securities issued or guaranteed by the Company or the Guarantor on any exchange or in the over-the-counter market shall have been suspended or (ii) a general moratorium on commercial banking activities shall have been declared by U.S. federal, New York state or Australian authorities or (iii) any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the U.S. or Australia, or a declaration by the U.S. or Australia of a national emergency or war or (iv) a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the U.S. or Australia shall be such) the effect of which, in the case of clauses (iii) and (iv), is, in the judgment of the Lead Managers, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the sale or the delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

On or prior to the Closing Date, the Company and the Guarantor shall have furnished to the Underwriters such further certificates and documents as the Underwriters may reasonably request. The Lead Managers may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.

6. Further Agreements of each of the Company and the Guarantor. In further consideration of the agreements of the Underwriters herein contained, each of the Company and the Guarantor covenants as follows:

(a) To prepare the Prospectus in a form approved (orally or in writing) by the Lead Managers and to file it pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second day following the execution and delivery of this Agreement or, if applicable, such other time as may be required by Rule 430A, 430B or 430C under the Securities Act; to make no further amendment or any supplement to the Registration Statement, the Time of Sale Information or Prospectus prior to the Closing Date which shall be disapproved by the Lead Managers promptly after reasonable notice thereof; to advise the Lead Managers, promptly after it receives notice thereof, of the time when the Registration Statement, or any amendment thereto, has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Lead Managers with copies thereof; to file promptly all reports required to be filed by the Guarantor with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; to advise the Lead Managers, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any preliminary prospectus or Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Time of Sale Information or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any preliminary prospectus or Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal. The Company and the Guarantor will pay the registration fees for this offering within the time period required by Rule 456(b)(i) under the Securities Act prior to the Closing Date.

(b) Each of the Company and the Guarantor has complied and will comply with Rule 433. Each Issuer Free Writing Prospectus complied in all material respects with Rule 433 and has been, or will be, filed to the extent required in accordance with such rule. Each of the Company and the Guarantor represents and agrees that, unless it obtains the prior consent of the Lead Managers, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.

(c) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(d) The Company shall furnish to each of the Underwriters, without charge, two copies of the Registration Statement (including exhibits thereto) and, during the period mentioned in paragraph (f) below, as many copies of the Prospectus (and any supplements and amendments thereto) and any documents incorporated by reference therein or to the Registration Statement as the Underwriters may reasonably request.

(e) Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Lead Managers a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Lead Managers reasonably objects.

(f) If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus is (or but for the exemption in Rule 172 under the Securities Act would be required by law to be) delivered in connection with sales by an Underwriter or dealer, any event shall occur as a result of which it is necessary to amend or supplement the Time of Sale Information and/or the Prospectus in order to make the statements therein, in the light of the circumstances when the Time of Sale Information and the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Time of Sale Information and/or the Prospectus to comply with law, forthwith to prepare and, subject to paragraph (e) above, file with the Commission (to the extent required), and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the)Lead Managers will furnish to the Company and the Guarantor) to which Securities may have been sold by the Underwriters and to any other dealers upon request, either amendments or supplements to the Time of Sale Information or the Prospectus so that the statements in the Time of Sale Information and the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Time of Sale Information and the Prospectus, as so amended or supplemented, as the case may be, will comply with law.

(g) To endeavor to qualify the Securities for offer and sale under the securities or blue sky laws of such jurisdictions as the Lead Managers shall reasonably request (provided that in connection therewith neither the Company nor the Guarantor shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction) and to pay all expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with (i) the determination of the eligibility of the Securities for investment under the laws of such jurisdictions as the Lead Managers may designate and (ii) any review of the offering of the Securities by FINRA.

(h) As soon as practicable to make generally available to the Security holders and to deliver to the Underwriters an earning statement of the Guarantor (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations.

(i) Prior to the Closing Date, not to offer, sell, contract to sell or otherwise dispose of:

(i)	any debt securities (including, without limitation, any guarantee of debt securities) of the Guarantor or any Subsidiary of the Guarantor; or

(ii)	warrants to purchase debt securities of the Guarantor or any Subsidiary of the Guarantor substantially similar to the Securities

(other than (i) the Securities and (ii) commercial paper issued in the ordinary course of business), in each case in the United States, the European Economic Area or the United Kingdom, to any resident of the United States, the European Economic Area or the United Kingdom (including corporations and other entities organized under the laws of the United States, or any member state of the European Economic Area or the United Kingdom but not including a permanent establishment of any such corporation or other entity located outside the United States, the European Economic Area or the United Kingdom), without the Lead Managers’ prior written consent.

(j) Whether or not any sale of Securities is consummated, to pay all expenses (together with goods and services tax, where applicable) incident to the performance of its obligations under this Agreement, including: (i) the preparation and filing of the Registration Statement, the Time of Sale Information (to the extent required) and the Prospectus and all amendments and supplements thereto (including the Commission’s registration fee), (ii) the preparation, issuance and delivery of the Securities and the Guarantees, (iii) the fees and disbursements of the Company’s and the Guarantor’s various counsel, including their United States and Australian counsel, each of their auditors and the auditors of the Guarantor, (iv) the fees and disbursements of the Trustee and its counsel, (v) the printing and delivery to the Underwriters in quantities as herein above stated of copies of the Registration Statement and all amendments thereto and of the Time of Sale Information and the Prospectus and any amendments or supplements thereto, (vi) any fees charged by rating agencies for the rating of the Securities, (vii) fees and expenses incurred in connection with the registration or qualification of the Securities and the Guarantees under the securities laws or blue sky laws of any states of the United States, (viii) reasonable fees and expenses incurred in connection with the roadshows to market the Securities, and (ix) reasonable out-of-pocket expenses incurred by the Underwriters in connection with the transactions contemplated by this Agreement, including the fees and expenses of Sidley Austin.

(k) In connection with the offering of the Securities, until the Lead Managers on behalf of the Underwriters shall have notified the Company of the completion of the distribution of the Securities, not to, and to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Securities, or attempt to induce any person to purchase any Securities; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Securities.

(l) To apply the net proceeds from the sale of the Securities as set forth in the Time of Sale Information, Registration Statement and the Prospectus under the heading “Use of Proceeds”.

(m) The Company and the Guarantor will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

7. Indemnification and Contribution.

(a) Each of the Company and the Guarantor jointly and severally agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred by such person in connection with defending, investigating or preparing to defend any suit, action or proceeding or any claim asserted), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Company or the Guarantor in writing by such Underwriter through the Lead Managers expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described in Section 15 of this Agreement.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Company, the Guarantor, each of their respective directors, officers and authorized representatives who signed the Registration Statement and each person, if any, who controls the Company or the Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company or the Guarantor in writing by such Underwriter through the Lead Managers expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described in Section 15 of this Agreement.

(c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be instituted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be instituted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Lead Managers and any such separate firm for the Company, the Guarantor, their respective directors and officers who signed the Registration Statement and any control persons of the Company and the Guarantor shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) If the indemnification provided for in paragraph (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantor on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company and the Guarantor from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantor on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating, defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) The remedies provided for in this Section 7 are not exclusive and shall not limit any other liability that the Company, the Guarantor or the Underwriters, as the case may be, may otherwise have, including in respect of any breaches of representations, warranties and agreements made herein by any such party, nor shall they limit any other rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8. Submission to Jurisdiction; Appointment of Process Agent.

(a) Each of the Company and the Guarantor agrees that any legal suit, action or proceeding brought by any Underwriter or any person controlling any Underwriter arising out of or relating to this Agreement or the transactions contemplated hereby may be instituted in any U.S. federal or state court sitting in New York City and irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding. Each of the Company and the Guarantor irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Each of the Company and the Guarantor agrees that a final judgment in any such suit, action or proceeding shall be conclusive and binding upon itself and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement. Each of the Company and the Guarantor has irrevocably appointed CT Corporation System, acting through its office at 28 Liberty Street, New York, NY 10005, United States of America, as its agent (the “Process Agent”) to accept and acknowledge, on behalf of the Company or the Guarantor, as applicable, service of copies of the summons and complaint and any other process which may be served in any such suit, action or proceeding brought and shall deliver to the Lead Managers written evidence satisfactory to the Lead Managers that the Process Agent has been duly empowered to so act. Each of the Company and the Guarantor agrees that service of process upon the Process Agent and written notice of said process mailed or delivered to the Company or the Guarantor, as the case may be, to the address provided in Section 15 of this Agreement shall be deemed in every respect effective service of process upon the Company or the Guarantor, as the case may be, in any such suit, action or proceeding and shall be taken and held to be valid personal service upon the Company or the Guarantor, as the case may be. Each of the Company and the Guarantor agrees to take all action as may be necessary to continue the appointment of CT Corporation System as Process Agent in full force and effect. Each of the Company and the Guarantor agrees to have at all times a Process Agent for the above purposes in New York City and to irrevocably appoint promptly another Process Agent satisfactory to the Lead Managers (and to deliver to the Lead Managers written evidence satisfactory to the Lead Managers of such appointment) if CT Corporation System shall cease to act as Process Agent for the Company or the Guarantor, as applicable. Nothing herein shall affect the right of any Underwriter or any person controlling any Underwriter to serve process in any manner permitted by law or limit the right of any Underwriter or any person controlling any Underwriter to bring proceedings against the Company or the Guarantor in the courts of any jurisdiction or jurisdictions.

(b) Each of the Company and the Guarantor agrees that any amount required to be paid by the Company or the Guarantor hereunder shall be payable in U.S. dollars and its obligation to make any such payment shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment in any other currency, except to the extent that such tender or recovery shall result in the full amount of U.S. dollars expressed to be payable being received. The obligations of the Company and the Guarantor to make U.S. dollar payments shall be enforceable as an alternative or additional cause of action for the purpose of recovery in U.S. dollars of the amount, if any, by which such actual receipt shall fall short of the full amount of U.S. dollars expressed to be payable. Each of the Company and the Guarantor agrees that, if for the purpose of obtaining judgment in any proceeding relating to its obligations hereunder, it is necessary to convert a sum payable by the Company or the Guarantor in U.S. dollars, the rate of exchange used shall be the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York for the business day immediately preceding that on which final judgment is given.

9. Effectiveness and Termination. This Agreement shall become effective upon the execution of this Agreement. The obligations of the Underwriters hereunder may be terminated by the Underwriters by notice given by the Lead Managers on behalf of the Underwriters to and received by the Company and the Guarantor prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Sections 5(b)(i), 5(b)(ii), 5(k) or 5(l) of this Agreement shall have occurred and be continuing.

10. Defaulting Underwriters. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Lead Managers may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the Lead Managers and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company or the Guarantor. In any such case either the Lead Managers or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Guarantor and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except as provided in Section 7 of this Agreement with respect to affiliates, officers, directors, employees, representatives, agents and controlling persons of the Company, the Guarantor and the Underwriters. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 11, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

12. Underwriters’ Expenses. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or the Guarantor to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Guarantor shall be unable to perform its obligations under this Agreement, the Company will pay all expenses as set forth in Section 6(j) of this Agreement, including reimbursement of the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, of all out-of-pocket expenses reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder (including the fees and expenses of Sidley Austin). The Guarantor agrees to make on behalf of the Company any payments required to be made but not made by the Company to the Underwriters pursuant to this Section 12.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantor and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Guarantor or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of the Company, the Guarantor or the Underwriters or any of their respective affiliates, officers, directors, employees, representatives, agents or controlling persons.

14. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail or telecopy transmission to:

(i) Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, United States of America, Attn: Syndicate Registration, Fax: +1 (646) 834-8133;

(ii) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, United States of America, Attn: Investment Grade Syndicate Desk, Fax: +1 (212) 834-6081;

(iii) Mizuho Securities USA LLC, 1271 Avenue of the Americas, New York, New York 10020, United States of America, Attn: Debt Capital Markets, Fax: +1 (212) 205-7812; and

(iv) UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, United States of America, Attn: Fixed Income Syndicate, Fax: +1 (203) 719-7139; or

(b) if to the Company or the Guarantor, shall be delivered or sent by mail or email transmission to Woodside Energy Group Ltd, Mia Yellagonga, 11 Mount Street, Perth, Western Australia 6000, Australia, Attn: General Manager Treasury, Email: frm.dealer@woodside.com.

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Lead Managers.

15. Underwriters’ Information. The parties hereto acknowledge and agree that the Underwriters’ information consists solely of the following information in the Prospectus Supplement, dated the date hereof: (a) the last paragraph on the front cover page and (b) the statements concerning the Underwriters contained in the (i) the first paragraph, (ii) the second sentence in the third paragraph and (iii) the last paragraph under the sub-heading “Underwriting - The Distribution”.

16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, provided that all matters governing the authorization and execution of this Agreement by the Company and the Guarantor shall be governed by the laws of the Commonwealth of Australia.

17. USA PATRIOT Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

18. Recognition of the U.S. Special Resolution Regimes.

(a)  In the event that any Underwriter that is a U.S. Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)  In the event that any Underwriter that is a U.S. Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 18: (i) a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (ii) a “U.S. Covered Entity” means any of the following: (A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (B) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (iv) “U.S. Special Resolution Regime” means each of (A) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (B) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

19. Counterparts. This Agreement may be executed in one or more counterparts (which may include counterparts delivered by facsimile or other electronic transmission (e.g., a “pdf” or “tif”)) and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form (e.g., via “DocuSign”), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

20. Amendments. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

21. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Remainder of page intentionally left blank]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Company, the Guarantor and the several Underwriters in accordance with its terms.

Very truly yours,

WOODSIDE FINANCE LIMITED

By:	/s/ Meg O’Neill
Name:	Meg O’Neill
Title:	Director

By:	/s/ Graham Tiver
Name:	Graham Tiver
Title:	Director

WOODSIDE ENERGY GROUP LTD

By:	/s/ Meg O’Neill
Name:	Meg O’Neill
Title:	Attorney

By:	/s/ Graham Tiver
Name:	Graham Tiver
Title:	Attorney

[Signature page to Underwriting Agreement]

Accepted as of the date hereof on behalf of itself and each of the several Underwriters by:

BARCLAYS CAPITAL INC.

By:	/s/ Jake Hartmann
Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner
Executive Director

MIZUHO SECURITIES USA LLC

By:	/s/ W. Scott Trachsel
Authorized Signatory

UBS SECURITIES LLC

By:	/s/ Todd Mahoney
Managing Director, Head of DCM & Syndicate Americas

By:	/s/ Igor Grinberg
Executive Director, DCM Syndicate Americas

[Signature page to Underwriting Agreement]

SCHEDULE I

Underwriters	Principal Amount of 5.100% Senior Notes due 2034		Principal Amount of 5.700% Senior Notes due 2054
Barclays Capital Inc.	US$	281,250,000	US$	168,750,000
J.P. Morgan Securities LLC		281,250,000		168,750,000
Mizuho Securities USA LLC		281,250,000		168,750,000
UBS Securities LLC		281,250,000		168,750,000
Citigroup Global Markets Inc.		125,000,000		75,000,000

Total	US$	1,250,000,000	US$	750,000,000

I-1

SCHEDULE II

Pricing Term Sheets

II-1

EXHIBIT A

General Use Free Writing Prospectuses

1.	Pricing Term Sheets for the Securities attached hereto

A-1

EXHIBIT B

Form of Opinion of Herbert Smith Freehills

B-1

EXHIBIT C

Forms of Opinion and 10b-5 Statement of Sullivan & Cromwell

C-1

EXHIBIT D

Form of Opinion of Managing Counsel of the Guarantor

D-1